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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the consolidated financial statements of Bancshares of West Memphis, Inc. included in the Registration Statement (Form S-4 No. 333-00000) and related Information Statement-Prospectus of National Commerce Bancorporation for the registration of 850,000 shares of its common stock.

                                                /s/ Ernst & Young LLP

Memphis, Tennessee
January 27, 1998